Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PENFORD CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	91-1221360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7094 South Revere Parkway

Centennial, Colorado 80112-3932

(303) 649-1900

(Address of principal executive offices, including zip code)

PENFORD CORPORATION 2006 LONG-TERM INCENTIVE PLAN, AS AMENDED

INDIVIDUAL STOCK OPTION AGREEMENTS WITH

R. BENTLEY CHEATHAM, DWIGHT CARLSON AND STEVEN P. BROWER

(Full title of the plan)

Christopher L. Lawlor

Vice-President — Human Resources, General Counsel and Secretary

7094 South Revere Parkway

Centennial, Colorado 80112-3932

(303) 649-1900

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share, together with associated common stock purchase rights, under the Penford Corporation 2006 Long-Term Incentive Plan, as amended	800,000(2)	$7.95(4)	$6,360,000(4)	$728.86
Common Stock, par value $1.00 per share, together with associated common stock purchase rights under individual stock option agreements with R. Bentley Cheatham, Dwight Carlson and Steven P. Brower	82,500(3)	$5.29(5)	$436,425(5)	$50.01
Total	882,500	—	$6,796,425	$778.87

(1)	Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding common stock.
(2)	Represents an increase in the number of shares authorized for issuance under the 2006 Long-Term Incentive Plan, as amended.
(3)	Represents the aggregate number of shares issuable under individual stock option agreements. Each of R. Bentley Cheatham, Dwight Carlson and Steven P. Brower were granted a stock option agreement with respect to 27,500 shares of the Registrant’s outstanding common stock.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The calculation of the registration fee is based upon a per share price of $7.95, which was the average of the high ($8.00) and low ($7.90) sales prices of the Registrant’s common stock on July 17, 2012, as reported by the Nasdaq National Market.
(5)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended based upon the exercise price per share under the individual stock option agreements.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K and amendment thereto on Form 10-K/A for the fiscal year ended August 31, 2011, filed on November 10, 2011 and July 19, 2012, respectively, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended November 30, 2011, filed on January 9, 2012, the fiscal quarter ended February 29, 2012, filed on April 9, 2012 and fiscal quarter ended May 31, 2012, filed on July 10, 2012;

(c) The Registrant’s Current Reports on Form 8-K filed since August 31, 2011 (other than information furnished pursuant to
Item 2.02, Item 7.01 or Item 9.01); and

(d) The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8 filed on March 4, 1991 and of the associated common stock purchase rights contained in the Registration Statement on Form 8-A/A filed on May 5, 1997 (File No. 0-11488) under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any amendments or reports filed for the purpose of updating such descriptions.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (“Exchange Act”) after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4. DESCRIPTION OF SECURITIES

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). Article XIV of the Registrant’s Restated Articles of Incorporation authorizes the Registrant to indemnify any present or former director or officer to the fullest extent not prohibited by the Washington Business Corporation Act. Article XIV of the Restated Articles of Incorporation of Registrant also provides that the Registrant may maintain an insurance policy to protect its officers and directors against expense, liability or loss they may incur for serving in those capacities. The Registrant maintains directors’ and officers’ liability insurance under which the Registrant’s directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article XIII of the Registrant’s Restated Articles of incorporation, as amended, contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the Registrant and its shareholders.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8. EXHIBITS

Exhibit Number	Description

5.1	Opinion of Perkins Coie LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this Registration Statement)

99.1	Penford Corporation 2006 Long-Term Incentive Plan, as amended (incorporated by reference to Appendix A of the Penford Corporation Proxy Statement filed by the Registrant with the Commission on December 21, 2011)

99.2	Form of Stock Option Agreement with each of R. Bentley Cheatham, Dwight Carlson and Steven P. Brower

Item 9. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424, any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant, and the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant, and any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on the 19th day of July, 2012.

PENFORD CORPORATION

/s/ Steven O. Cordier
By: Steven O. Cordier
Senior Vice President & Chief Financial Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Thomas D. Malkoski, Steven O. Cordier, Christopher L. Lawlor and Margaret Von der Schmidt, or any of them, as attorneys-in-fact with the power of substitution, to execute in the name of and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 19th day of July, 2012.

/s/ Thomas D. Malkoski
Thomas D. Malkoski	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Steven O. Cordier
Steven O. Cordier	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Paul H. Hatfield
Paul H. Hatfield	Chairman of the Board of Directors

/s/ William E. Buchholz
William E. Buchholz	Director

/s/ Jeffrey T. Cook
Jeffrey T. Cook	Director

/s/ R. Randolph Devening
R. Randolph Devening	Director

/s/ John C. Hunter III
John C. Hunter III	Director

/s/ Sally G. Narodick
Sally G. Narodick	Director

/s/ Edward F. Ryan
Edward F. Ryan	Director

/s/ James E. Warjone
James E. Warjone	Director

/s/ Matthew M. Zell
Matthew M. Zell	Director

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Perkins Coie LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this Registration Statement)

99.1	Penford Corporation 2006 Long-Term Incentive Plan, as amended (incorporated by reference to Appendix A of the Penford Corporation Proxy Statement filed by the Registrant with the Commission on December 21, 2011)

99.2	Form of Stock Option Agreement with each of R. Bentley Cheatham, Dwight Carlson and Steven P. Brower